SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

----

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 19, 2002

Key Consumer Receivables LLC (as Depositor) under an Amended and Restated Trust Agreement dated as of September 1, 2002; and

Key Bank USA, National Association (as a Seller and as Master Servicer) under a Sale and Servicing Agreement dated as of September 1, 2002 in connection with the issuance of KeyCorp Student Loan Trust 2002-A Asset Backed Notes.

Key Consumer Receivables LLC

Key Bank USA, National Association

(Exact name of Registrant as specified in its charter)

United States

333-62624-01

34-1938746

(State or other jurisdiction of

333-62624

34-1804148

incorporation)

(Commission

(IRS Employer

File Number)

ID Numbers)

Key Tower, 127 Public Square, Cleveland, Ohio

44114

(Address of principal executive offices)

(Zip Code)

Registrants’ Telephone Number,

including area code:

(216) 828-8122

(216) 689-6300

N/A

(Former name or former address, if changed since last report)

Item 5.

Other Events.

Incorporation of Certain Documents by Reference.

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 26, 2002, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2002 (filed with the Securities and Exchange Commission on May 13, 2002), as of June 30, 2002 and for the periods ending June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended June 30, 2002 (which was filed with the Securities and Exchange Commission on August 14, 2002) and Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 25, 2002, April 18, 2002, July 19, 2002 and August 14, 2002, as such Current Reports related to Ambac Assurance Corporation, are hereby incorporated by reference in (i) this Current Report on Form 8-K; and (ii) the Prospectus Supplement and the Registration Statement (No. 333-62624) of the Registrant and shall be deemed to be part hereof and thereof.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits

23.1

The Consent of Ernst & Young LLP, independent auditors.

23.2

The Consent of KPMG LLP, independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY CONSUMER RECEIVABLES LLC

By:      /s/  Craig T. Platt

Name:

Craig T. Platt

Title:

President

KEY BANK USA, NATIONAL ASSOCIATION

By:      /s/  Craig T. Platt

Name:

Craig T. Platt

Title:

Senior Vice President

Dated:  September 19, 2002

EXHIBIT  INDEX

Exhibit

Item

23.1

Consent of Ernst & Young LLP

23.2

Consent of KPMG LLP